EXHIBIT 99.1

NEWS RELEASE

For Information Contact:
David P. Tusa, Executive Vice President and Chief Financial Officer
210.302.0410
david.tusa@newcenturyequity.com
www.newcenturyequity.com

October 31, 2003

NEW CENTURY EQUITY HOLDINGS CORP. RESOLVES MICROBILT LITIGATION

SAN ANTONIO, TX…New Century Equity Holdings Corp. (OTC Bulletin Board:NCEH) (the “Company” or “New Century”) announced today, the settlement of the lawsuit brought against it and one of its officers by Bristol Investments Ltd. (“Bristol”) and MicroBilt Corp. through the return, to Bristol, of the 9% interest New Century owns in MicroBilt Corp. This settlement resolves all claims brought by and against New Century and one of its officers.

About New Century Equity Holdings Corp.

New Century Equity Holdings Corp. (OTC Bulletin Board:NCEH) focuses on high growth, technology-based companies. The Company’s current holdings include Princeton eCom Corporation and Sharps Compliance Corp. New Century (www.newcenturyequity.com) is a lead investor in Princeton eCom (www.princetonecom.com), a leading application service provider for electronic and Internet bill presentment and payment solutions. New Century is also an investor in Sharps Compliance Corp. (www.sharpsinc.com), a leading provider of medical-related disposal products and services for the healthcare, hospitality, residential and retail markets. New Century Equity Holdings Corp. is headquartered in San Antonio, Texas.

        Certain statements contained herein are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission.